Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Form 8-K/A of Trulieve Cannabis Corp. (as part of Exhibit 99.1) of our report dated March 30, 2021, relating to our audit of the consolidated financial statements of Harvest Health & Recreation Inc. for the years ended December 31, 2020 and 2019, which appears in the Form 8-K/A of Trulieve Cannabis Corp., and the incorporation by reference in the Trulieve Cannabis Corp. Registration Statements on Form S-8 (No. 333-259175 and 333-260098).

/s/ Haynie & Company

Salt Lake City, Utah

December 17, 2021